SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2010

CURTISS-WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
State or Other Jurisdiction of Incorporation or Organization	Commission File Number	IRS Employer Identification No.
4 Becker Farm Road Roseland, New Jersey Address of Principal Executive Offices		07068 Zip Code

Registrant's telephone number, including area code: (973) 597-4700

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 15, 2010, the Company issued a press release announcing financial results for the fourth quarter and full year ended December 31, 2009. A copy of this press release is attached hereto as Exhibit 99.1. A conference call and webcast presentation will be held on Tuesday, February 16, 2010 at 10:00 am EST for management to discuss the Company's 2009 performance and 2010 guidance. Martin R. Benante, Chairman and CEO, and Glenn E. Tynan, CFO, will host the call.

The financial press release and access to the webcast will be posted on Curtiss-Wright's website at www.curtisswright.com. For those unable to participate, a webcast replay will be available for 90 days on the Company's website beginning one hour after the call takes place. A conference call replay will also be available for 30 days by dialing (888) 203-1112 (Domestic) or (719) 457-0820 (International), and entering pass code 3960004.

The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the Securities Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release dated February 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION
By:	/s/ Glenn E. Tynan
Glenn E. Tynan Vice-President and Chief Financial Officer

Date: February 15, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 15, 2010